Exhibit 2.1

MEMBERSHIP INTEREST EXCHANGE AND CONTRIBUTION AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of the 23rd day of March, 2018 (the “Agreement”), by and among AOTS 42, a Delaware corporation (the “Company”), THE POWER COMPANY USA, LLC, an Illinois limited liability company (“TPC”), AMERICAN ILLUMINATING COMPANY, LLC, a Connecticut limited liability company (“AIC”), and Premier Holding Corporation, the sole member of TPC and AIC (“PRHL”), each of whom has executed a counterpart signature page to this Agreement. The Company, TPC, AIC and PRHL are individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the capitalization of TPC consists of Membership Interests (the “Membership Interests”), all of which are held by PRHL;

WHEREAS, the capitalization of AIC consists of Membership Interests (the “Membership Interests”), all of which are held by PRHL;

WHEREAS, the Company desires to acquire from PRHL and PRHL desires to contribute (the “Premier Contribution”) to the Company, subject to shareholder vote and approval and Federal Energy Regulatory Commission approval, all of the issued and outstanding membership interests of TPC (the “TPC Membership Interests”) and all of the issued and outstanding membership interests of AIC (the “AIC Membership Interests”) in exchange for the issuance by the Company of an aggregate of nineteen million two hundred fifty thousand (19,250,000) shares (the “Company Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to PRHL on the terms and conditions set forth herein (the “Share Exchange”);

WHEREAS, the contribution and exchange contemplated hereby (the “Contribution and Exchange”) in addition to the: (i) contribution by Advanced E Lighting, LLC (“Advanced”) in exchange for six million (6,000,000) Company Shares (the “Advance Contribution”); (ii) contribution by PowerOne Corporation, Units of Rescom Energy, LLC (“Rescom”) in exchange for ten million (10,000,000) Company Shares (the “Rescom Contribution”);(iii) contribution by TPC Management Company, LLC, (“TPMC”) of of the Portal Technology in exchange for six million (6,000,000) Company Shares (the “Technology Contribution”);

WHEREAS the “Advance Contribution”, the “Premier Contribution”, the “Technology Contribution” and the “Rescom Contribution”, (hereinafter collectively referred to as the “351 Contributions”), is intended to qualify as an integrated contribution and exchange as described under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Company intends to conduct a private placement offering of its Common Stock consisting of a minimum of 1,000,000 shares at price per share of $1.00 for each share of Common Stock (the "Minimum Offering Amount"), subject to an increase of up to 10% in accordance with the terms and conditions of the Subscription Agreement (the "Maximum Increase"), with funds being placed in escrow of which at least the Minimum Offering Amount will be released simultaneously with the closing of the Share Exchange and, if applicable, subsequent closings thereafter of up to the Minimum Offering Amount and Maximum Increase (the “Equity Financing”); any equity offerings over the Maximum Increase amount will be subject to board vote needing majority approval.

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WHEREAS, the Company has engaged WestPark Capital, Inc. (“WestPark”) as the placement agent for the equity financing pursuant to a Placement Agent Agreement mutually acceptable to the Company and WestPark;

AGREEMENT

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.

THE SHARE EXCHANGE

1.1    The Share Exchange. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

(a)                the Company shall issue and deliver to PRHL the number of authorized but unissued shares of Company Common Stock set forth opposite her and/or her designees’ names set forth on Schedule I hereto or pursuant to separate instructions to be delivered prior to Closing, and

(b)                if applicable, PRHL agrees to deliver to the Company duly endorsed certificates representing the TPC Membership Interests and AIC Membership Interests.

1.2    Time and Place of Closing. The closing of the Share Exchange (the “Closing”) shall take place at the offices of WestPark, or at such place and time as mutually agreed upon by the Parties hereto. The date upon which the Closing occurs is defined as the “Closing Date.”

1.3    Effective Time. The Share Exchange shall become effective (the “Effective Time”) at such time as all of the conditions to set forth in Article 7 hereof have been satisfied or waived by the Parties hereto.

1.4    Tax Consequences. It is intended by the Parties hereto that for United States income tax purposes, the contribution and transfer of the Membership Interests by the Member to the Company in exchange for the Company Shares constitutes a “tax-free” contribution of stock by the Member pursuant to the provisions of Sections 351 of the Code.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Members that now and/or as of the Closing:

2.1               Due Organization and Qualification; Due Authorization.

(a)                The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

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(b)                The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(c)                The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought, equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2               No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest (the “Liens”) upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3               Capitalization. The authorized capital stock of the Company consists of 110,000,000 shares of which 100,000,000 shares have been designated as Company Common Stock and 10,000,000 shares have been designated as preferred stock, $0.0001 par value per share (the “Preferred Stock”). As of the date hereof, there are 8,250,000 shares of Company Common Stock issued and outstanding, no shares of Preferred Stock outstanding, of Company Common Stock outstanding with an exercise price of $0.0001 per share (the “Warrants”). All the outstanding shares of Company Common Stock are, and the Company Shares when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, and have not been or, with respect to the Company Shares will not be, issued in violation of any preemptive right of stockholders. Other than as set forth on Item 2.3 to the Disclosure Schedule to this Agreement, or as contemplated by this Agreement, there is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. The Company has not granted registration rights to any person.

2.4               No Assets or Liabilities. As of the Closing, the Company shall have no more than $10,000 in liabilities. Except for the foregoing or as set forth on the Financial Statements, the Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

2.5               Taxes. The Company has filed all United States federal, state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, the “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

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2.6               Indebtedness; Contracts; No Defaults. Other than as set forth in Item 2.7 of the Disclosure Schedule or as described in the Financial Statements, the Company has no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party.

2.7               Real Property. The Company does not own or lease any real property.

2.8               Compliance with Law. The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws.

2.9               Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business.

2.10           Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve (12) month period preceding the date hereof. There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company. The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

2.11           Insurance. The Company does not currently maintain any form of insurance.

2.12           Patents, Trademarks and Intellectual Property Rights. The Company does not own or possess any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

2.13           Securities Law Compliance. The Company has complied with all of the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has complied with all applicable blue sky laws.

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2.14           Conflicts of Interest. The Company acknowledges that it is aware and understands the facts and circumstances of the Conflicts of Interest, as defined in Section 3.8, that may, individually and in the aggregate, create a conflict of interest. The Company hereby waives each and all of the Conflicts of Interest, in addition to any other conflicts of interest that may exist or arise by virtue of the Conflicts of Interest and acknowledges that it has carefully read this Agreement, that it is consistent with the terms previously negotiated by the Parties, and understands that it is free at any time to obtain independent counsel for further guidance.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF TPC, AIC AND PRHL

Each of TPC and PRHL, jointly and severally, represents and warrants to the Company that now and/or as of the Closing:

3.1               Due Organization and Qualification; Due Authorization.

(a)                TPC is a limited liability company duly organized and in good standing under the laws of the State of Connecticut, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. TPC is in good standing in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of TPC.

(b)                TPC does not have any subsidiaries other than those set forth in Item 3.1(b) of the Disclosure Schedule (the “Subsidiaries”) and TPC does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity. Other than as set forth in Item 3.1(b) of the Disclosure Schedule, each Subsidiary is wholly owned by TPC, free and clear of all liens, and there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling TPC to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of TPC or any of the Subsidiaries.

(c)                TPC has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. TPC has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of TPC, enforceable against TPC in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.2               No Conflicts or Defaults. The execution and delivery of this Agreement by TPC and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of any of the TPC or its Subsidiaries, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which TPC or by which TPC or any of its respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of TPC, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which TPC is a party or by which TPC or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which TPC is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

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3.3               Capitalization. The total aggregate number of authorized Membership Interests of TPC is one (1). As of the date hereof, one (1) Membership Interest are issued and outstanding. Except as set forth herein, all of the outstanding membership interest of TPC are duly authorized, validly issued, fully paid and non-assessable, and have not been or, with respect to the TPC Membership Interest, will not be transferred in violation of any rights of third parties. The TPC Membership Interests are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling TPC to issue, sell, redeem or repurchase any of its securities that will survive Closing and there is no outstanding security of any kind convertible into or exchangeable for common shares. The TPC Membership Interest are owned of record and beneficially by the Member and free and clear of any liens, claims, encumbrances, or restrictions of any kind.

3.4               Taxes. TPC has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of TPC and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by TPC such judgments were reasonable under the circumstances) and complete in all material respects. No extension for the filing of any such return or report is currently in effect. No tax return or tax return liability of TPC has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. TPC has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of TPC have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of TPC and in the financial statements of TPC.

3.5               Indebtedness; Contracts; No Defaults. Other than as set forth in Item 3.5 of the Disclosure Schedule, TPC has no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which TPC is a party.

3.6               Compliance with Law. Except as specified in Item 3.6 of the Disclosure Schedule, TPC is conducting its business in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business. Except as specified in Item 3.6 of the Disclosure Schedule, TPC has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.7               Litigation.

(a)                There is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting TPC or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve (12) month period preceding the date hereof, except as specified in Item 3.7 of the Disclosure Schedule;

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(b)                there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting TPC; and

(c)                TPC has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

3.8               Conflict of Interest. TPC acknowledges that it is aware and understands the following facts and circumstances that may, individually or in the aggregate, create a conflict of interest:

(a)                WestPark, a FINRA member, will be the placement agent for the Equity Financing and WestPark will be paid a commission of the gross proceeds from the Equity Financing for its services;

(b)                WestPark Financial Services LLC, which is the parent company of WestPark and of which Richard Rappaport controls and serves as Chief Executive Officer and Chairman, is the sole stockholder of the Company beneficially holding 100% of the Company’s issued and outstanding Common Stock and Warrants (prior to the Share Exchange);

(c)                Richard Rappaport, who is the founder and Chief Executive Officer of WestPark and indirectly holds a 100% interest in WestPark is the President and a Director of the Company, and is a controlling stockholder of the Company beneficially holding a majority of the Company’s issued and outstanding Common Stock and Warrants (prior to the Share Exchange, consisting of the Common Stock and Warrants held by WestPark Financial Services, LLC); and

(d)                TPC hereby waives each and all of the Conflicts of Interest, in addition to any other conflicts of interest that may exist or arise by virtue of the Conflicts of Interest and acknowledges that it has carefully read this Agreement, that it is consistent with the terms previously negotiated by the Parties, and understands that it is free at any time to obtain independent counsel for further guidance.

3.9               Due Organization and Qualification; Due Authorization.

(a)                AIC is a limited liability company duly organized and in good standing under the laws of the State of Connecticut, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. AIC is in good standing in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of TPC.

(b)                AIC does not have any subsidiaries other than those set forth in Item 3.1(b) of the Disclosure Schedule (the “Subsidiaries”) and AIC does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity. Other than as set forth in Item 3.1(b) of the Disclosure Schedule, each Subsidiary is wholly owned by AIC, free and clear of all liens, and there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling AIC to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of AIC or any of the Subsidiaries.

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(c)                AIC has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. AIC has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of AIC, enforceable against AIC in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.10           No Conflicts or Defaults. The execution and delivery of this Agreement by AIC and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of any of the AIC or its Subsidiaries, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which AIC or by which AIC or any of its respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of AIC, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which AIC is a party or by which AIC or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which AIC is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

3.11           Capitalization. The total aggregate number of authorized Membership Interests of AIC is one (1). As of the date hereof, one (1) Membership Interest are issued and outstanding. Except as set forth herein, all of the outstanding membership interest of AIC are duly authorized, validly issued, fully paid and non-assessable, and have not been or, with respect to the AIC Membership Interest, will not be transferred in violation of any rights of third parties. The AIC Membership Interests are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling AIC to issue, sell, redeem or repurchase any of its securities that will survive Closing and there is no outstanding security of any kind convertible into or exchangeable for common shares. The AIC Membership Interest are owned of record and beneficially by the Member and free and clear of any liens, claims, encumbrances, or restrictions of any kind.

3.12           Taxes. AIC has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of AIC and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by AIC such judgments were reasonable under the circumstances) and complete in all material respects. No extension for the filing of any such return or report is currently in effect. No tax return or tax return liability of AIC has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. AIC has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of AIC have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of AIC and in the financial statements of AIC.

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3.13           Indebtedness; Contracts; No Defaults. Other than as set forth in Item 3.5 of the Disclosure Schedule, AIC has no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which AIC is a party.

3.14           Compliance with Law. Except as specified in Item 3.6 of the Disclosure Schedule, AIC is conducting its business in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business. Except as specified in Item 3.6 of the Disclosure Schedule, AIC has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.15           Litigation.

(a)                There is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting AIC or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve (12) month period preceding the date hereof, except as specified in Item 3.7 of the Disclosure Schedule;

(b)                there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting AIC; and

(c)                AIC has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

3.16           Conflict of Interest. AIC acknowledges that it is aware and understands the following facts and circumstances that may, individually or in the aggregate, create a conflict of interest:

(a)                WestPark, a FINRA member, will be the placement agent for the Equity Financing and WestPark will be paid a commission of the gross proceeds from the Equity Financing for its services;

(b)                WestPark Financial Services LLC, which is the parent company of WestPark and of which Richard Rappaport controls and serves as Chief Executive Officer and Chairman, is the sole stockholder of the Company beneficially holding 100% of the Company’s issued and outstanding Common Stock and Warrants (prior to the Share Exchange);

(c)                Richard Rappaport, who is the founder and Chief Executive Officer of WestPark and indirectly holds a 100% interest in WestPark is the President and a Director of the Company, and is a controlling stockholder of the Company beneficially holding a majority of the Company’s issued and outstanding Common Stock and Warrants (prior to the Share Exchange, consisting of the Common Stock and Warrants held by WestPark Financial Services, LLC); and

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(d)                AIC hereby waives each and all of the Conflicts of Interest, in addition to any other conflicts of interest that may exist or arise by virtue of the Conflicts of Interest and acknowledges that it has carefully read this Agreement, that it is consistent with the terms previously negotiated by the Parties, and understands that it is free at any time to obtain independent counsel for further guidance.

ARTICLE 4.

REPRESENTATION AND WARRANTIES OF THE MEMBERS

The PRHL hereby represents and warrants to the Company that now and/or as of the Closing:

4.1    Title to Membership Interest. Each of the Members is the legal and beneficial owner of the TPC Membership Interests and AIC Membership Interests to be transferred to the Company by such Members as set forth opposite each Member’s name in Schedule II hereto, and upon consummation of the Share Exchange contemplated herein, the Company will acquire from each of the Members good and marketable title to the TPC Membership Interests and AIC Membership Interests, free and clear of all liens excepting only such restrictions hereunder upon future transfers by the Company, if any, as may be imposed by applicable law. The information set forth on Schedule II with respect to PRHL is accurate and complete.

4.2    Due Authorization. PRHL has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and binding obligation of PRHL, enforceable against PRHL in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3    Purchase for Investment.

(a)                PRHL is acquiring the Company Shares for investment for such PRHL’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and PRHL has no present intention of selling, granting any participation in, or otherwise distributing the same. PRHL further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

(b)                PRHL understands that the Company Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on such PRHL’s representations set forth herein.

4.4    Investment Experience. PRHL acknowledges that he, she or it can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the investment in the Company Shares.

4.5    Information. PRHL has carefully reviewed such information as he, she or it deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of PRHL, he, she or it has been furnished all materials that he, she or it has requested relating to the Company and the issuance of the Company Shares hereunder, and each PRHL has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to him, her or it. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which PRHL has relied in making an exchange of the TPC Membership Interests and AIC Membership Interests for the Company Shares.

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4.6    Restricted Securities. PRHL understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Securities Act, the Company Shares must be held indefinitely. Each Member is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

4.7    Exempt Issuance. PRHL acknowledges that he must assure the Company that the offer and sale of the Company Shares to PRHL qualifies for an exemption from the registration requirements imposed by the Securities Act and from applicable securities laws of any state of the United States. Each Member agrees that he qualifies as an “accredited investor,” as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.

ARTICLE 5.

COVENANTS

5.1 Further Assurances. Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such Party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

ARTICLE 6.

DELIVERIES

6.1 Items to be delivered to PRHL prior to or at Closing by the Company.

(a)                Certificate of Incorporation and amendments thereto, By-laws and amendments thereto, and certificate of good standing of the Company in Delaware;

(b)                all applicable schedules hereto;

(c)                all minutes and resolutions of board of director and stockholder meetings in possession of the Company;

(d) stockholder list;

(e) all financial statements and all tax returns in possession of the Company;

(f)                 resolution from the Company’s Board of Directors appointing the designees of the Members to the Company’s Board of Directors;

(g)                resolution from the Company’s Board of Directors, and if applicable, stockholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

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(h)                letters of resignation from the Company’s current officers and directors to be effective upon Closing and after the appointments described in this section, as requested by PRHL; and

(i)                  any other document reasonably requested by PRHL that it deems necessary for the consummation of this transaction.

6.2 Items to be delivered to the Company prior to or at Closing by TPC, AIC and PRHL.

(a)                all applicable schedules hereto;

(b) instructions from the PRHL appointing their designees to the Company’s Board of Directors;

(c)                share certificates and duly executed instruments of transfer and bought and sold notes from the Members transferring the TPC Membership Interests and AIC Membership Interests to the Company;

(d)                resolutions from: (i) the Board of Directors of TPC and AIC and, if applicable, PRHL resolutions approving the transactions contemplated hereby;

(e)                payment of all liabilities of the Company of up to $10,000 directly out of the proceeds of the Equity Financing to the appropriate creditors of the Company which shall include indebtedness owed to Company stockholders and fees owing to Company lawyers, accountants and similar parties; and

(f)                 any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

ARTICLE 7.

CONDITIONS PRECEDENT

7.1    Conditions Precedent to Closing. The obligations of the Parties to consummate the transactions contemplated by this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a)                Each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement;

(b)                The Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

(c)                The Company shall have affected and completed an initial closing of the Equity Financing of at least the Minimum Offering Amount;

(d)                The Company and WestPark shall have entered into a Placement Agent Agreement on mutually acceptable terms for WestPark’s engagement as the placement agent for the Equity Financing;

(e)                The Share Exchange Agreements between the Company and Advanced E Lighting, LLC and Rescom Energy, LLC shall have been fully executed and delivered by the parties thereto; and

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(f)                 All agreements and documents required to be executed and delivered at the initial closing of the Equity Financing pursuant to the Placement Agent Agreement shall have been duly executed and delivered by the necessary persons and/or entities prior to the Closing.

(g)                TPC Management Company, LLC shall be issued an aggregate of six million (6,000,000) shares of common stock of the Company for its contribution of the Portal Technology and their appointment as officers and directors of the Company as of and at Closing.

7.2    Conditions to Obligations of the Member. The obligations of PRHL shall be subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a)            The Company shall have received all of the regulatory, stockholder and other third- party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement; and

(b)            To the extent that the liabilities of the Company exceed $10,000 as of the Closing, the Company stockholders shall have satisfied and paid such excess liabilities in full.

(c)                The Member shall have received all of the regulatory, board of directors/managers, shareholders/members, and other third-party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

(d)            The Company shall have obtained the evidence of waiver/cancellation the note issued by The Power Company USA LLC to Premier Holding Corp. in the amount of approximately $3,076,500.

7.3    Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a)                PRHL shall have received all of the regulatory, board of directors/managers, shareholders/members, and other third-party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

(b)                PRHL shall have delivered to the Company the share certificates and duly executed instruments of transfer and bought and sold notes from the Members transferring the TPC Membership Interests and AIC Membership Interests to the Company; and

(c)                All liabilities of the Company up to $10,000 shall be paid directly out of the proceeds of the Equity Financing to the appropriate creditors, which shall include indebtedness owed to the Company stockholders and fees owing to lawyers, accountants and similar parties.

ARTICLE 8.

TERMINATION

8.1 Termination. This Agreement may be terminated at any time before or at Closing by:

(a) The mutual agreement of the Parties;

(b) Any Party if:

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(i)                 Any provision of this Agreement applicable to a Party shall be materially untrue or fail to be accomplished; or

(ii)               Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

(iii)             Any of the conditions set forth in Section 7.1, Section 7.2 or Section 7.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by June 1, 2018.

Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said Party shall bear all costs and expenses as each Party has incurred.

ARTICLE 9.

MISCELLANEOUS

9.1    Survival of Representations, Warranties and Agreements. Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this Agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other Party or any other person other than as specifically set forth herein. Except as specifically set forth in this Agreement, representations and warranties and statements made by a Party to in this Agreement or in any document or certificate delivered pursuant hereto shall not survive the Closing Date, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any Party hereto from and after the Closing Date.

9.2    Access to Books and Records. During the course of this transaction through Closing, each Party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each Party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

9.3    Further Assurances. If, at any time after the Closing, the Parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the Share Exchange in accordance with the terms of this Agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the Parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Parties are fully authorized to take any and all such action.

9.4    Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by, prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the Party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such Party by notice in the manner provided herein:

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Attention:

If to [TPC]:

Address:

Attn:

Fax:

Email:

[Law Firm]

Attn:

Address:

Fax:

Email:

If to [AIC]:

Address: 1165 N. Clark St. Suite 400, Chicago, IL 60610

Attn: Patrick Farah

Fax: 800-864-4029

Email: pfarah@thepowercompany.com

[Law Firm]

Attn:

Address:

Fax:

Email:

If to [PRHL]:

Address: 1382 Valencia Ave, Suite F, Tustin, CA 92780

Attn: Randall Letcavage

Fax: (949) 666-6340

Email: rletcavage@prhlcorp.com

[Law Firm] Law Offices of Darryl C. Sheetz

Attn: Darryl C. Sheetz

Address: 335 Centennial Way, Suite 100, Tustin, CA 92780

Fax: (949) 553-0390

Email: dcsheetz@aol.com

If to the Company:

AOTS 42, INC.

1900 Avenue of the Stars, Suite 310

Los Angeles, CA 90067

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Attn: Richard Rappaport

Fax: 310-843-9389

Email: r@wpcapital.com

With a copy to:

Julie E. Kamps, Esq.

1900 Avenue of the Stars, Suite 310

Los Angeles, CA 90067

Attn: Julie E. Kamps, Esq.

Fax: 310-843-9389

Email: jkamps@wpcfs.com

9.5    Entire Agreement. This Agreement, the Disclosure Schedule and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the Parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

9.6    Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the Parties and designees hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any Party hereto except with the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

9.7    Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

9.8    Counterparts. This Agreement may be executed in multiple counterparts, which may be facsimiles, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9    Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

9.10   Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

AOTS 42, INC.

By: /s/ Richard Rappaport
Name: Richard Rappaport
Title: President

THE POWER COMPANY USA, LLC

By: /s/ Randall Letcavage
Name: Randall Letcavage
Title: CEO

ADVANCED ILLUMINATING COMPANY, LLC

By: /s/ Patrick Farah
Name: Patrick Farah
Title: Managing Partner

PREMIER HOLDING CORPORATION

By: /s/ Randall Letcavage
Name: Randall Letcavage
Title: CEO

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SCHEDULE I

COMPANY SHARES TO BE ISSUED TO PRHL MEMBERS AND/OR DESIGNEES

Name	Number of Company Shares
Premier Holding Corporation	19,250,000

Total	19,250,000

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SCHEDULE II

TPC MEMBERSHIP INTERESTS TO BE TRANSFERRED TO COMPANY

Name	Number/Percentage of TPC Membership Interests	Percent of TPC
Premier Holding Corporation		100%
		%

Total		100%

AIC MEMBERSHIP INTERESTS TO BE TRANSFERRED TO COMPANY

Name	Number/Percentage of AIC Membership Interests	Percent of AIC
Premier Holding Corporation		100%
		%

Total		100%

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SCHEDULE III

WestPark Capital Financial Services, LLC Shares for Second Registration Statement*

Name	Number of Company Shares	Number of Company Warrants
WestPark Capital Financial Services, LLC

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DISCLOSURE SCHEDULE

ITEM 2.3 – CAPITALIZATION

The Company entered into a Share and Warrant Cancellation Agreement with WestPark Capital Financial Services, Inc. as indicated in the Share Exchange Agreement.

ITEM 2.7 - INDEBTEDNESS; CONTRACTS; NO DEFAULTS

As set forth in the Financial Statements.

ITEM 3.1(b) - SUBSIDIARIES

Subsidiaries	Jurisdiction of Organization
N/A	N/A

ITEM 3.5 – MATERIAL INSTRUMENTS

Material agreements as described in the Confidential Private Placement Memorandum have been provided to the Company

ITEM 3.6 – COMPLIANCE WITH THE LAW

ITEM 3.7 – LITIGATION

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